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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-76073 of Applied Graphics Technologies, Inc. on Form S-8 of our report dated March 29, 2002, appearing in this Annual Report on Form 10-K of Applied Graphics Technologies, Inc. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP
New York, New York
March 29, 2002